EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-112360, 333-136116 and 333-146114) and Form S-8 (No. 333-130235, 333-122155, 333-138863, 333-112148, 333-112213, 333-71374, 333-66993, 333-50292, 333-03656, 333-92525, 333-39065, 333-50296 and 333-147423) of Adept Technology, Inc. of our report dated September 9, 2008 relating to the consolidated financial statements and the financial statement schedule, which appear in this Form 10-K.

/s/ Armanino McKenna LLP

ARMANINO McKENNA LLP

San Ramon, California

September 9, 2008